FUNDING AGREEMENT

THIS AGREEMENT dated the 29th of day September, 2004.

B E T W E E N:

GIBRALTAR MINES LTD., a corporation incorporated pursuant to the laws of the Province of British Columbia

(hereinafter called the “Resource Company”)

-and-

WILSHIRE FINANCIAL SERVICES INC., a corporation incorporated pursuant to the laws of the Province of Alberta

(hereinafter called the “Wilshire”)

WHEREAS:

A.
Pursuant to the terms of a put/call option agreement (the “Put/Call Agreement”), dated June 15, 2004, as amended September 29, 2004, between Wilshire and Alberta Capital Trust Corporation (“Alberta Trust”), Wilshire has been granted an option to purchase or may be required to purchase certain indebtedness due and owing to Alberta Trust.

B.
Resource Company has agreed to make available to Wilshire a credit facility which may be drawn upon from time to time to assist Wilshire in satisfying its obligations pursuant to the Put/Call Agreement on the terms and conditions set out in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereby agree as follows:

ARTICLE 1
INTERPRETATION

1.1	Computation of Time Periods.

In this Agreement, in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

1.2	Singular, Plural, etc.

As used herein, each gender shall include all genders, and the singular shall include the plural and the plural shall include the singular as the context shall require.

1.3	Currency.

Unless otherwise expressly stated, any reference herein to any sum of money shall be construed as a reference to lawful currency of Canada.

1.4	Time.

Unless otherwise expressly stated, any reference herein to time shall be construed as a reference to the local time in Calgary, Alberta.

1.5	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and each party hereby irrevocably attorns to the jurisdiction of the courts of the Province of Alberta.

1.6	Entire Agreement.

This Agreement constitutes the entire agreement between Wilshire and Resource Company in connection with the credit facility created hereunder and supersedes all prior agreements, whether oral or written, between Wilshire and Resource Company in respect of the transactions contemplated hereby.

1.7	Severability.

If any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of such provision in any other jurisdiction and the validity, legality and enforceability of any other provision hereof shall not in any way be affected or impaired.

ARTICLE 2
THE LOAN

2.1	Credit Facility.

Subject to the terms and conditions hereof, Resource Company agrees to establish a credit facility in favour of Wilshire (the “Loan”) up to a maximum aggregate amount at any time equal to the amounts of indebtedness owing by Alberta Trust to Resource Company evidenced by the Promissory Note as defined in the Funding Pledge Agreement (as hereinafter defined) (the “Loan Maximum”), provided that all conditions precedent to the Loan have been satisfied and there exists no Event of Default (as hereinafter defined) that has not been waived by Resource Company.

2.2	Repayment.

Wilshire agrees to repay the Advance (as hereinafter defined) (the “Indebtedness”) to Resource Company by no later than December 31, 2014 (the “Maturity Date”) and,

upon repayment by Wilshire to Resource Company of the Indebtedness, Resource Company shall surrender the Promissory Note (as hereinafter defined) to Wilshire.

2.3	Advance.

Subject to the terms of a Funding Pledge Agreement among Resource Company, Wilshire and Alberta Trust entered into on the date hereof (the “Funding Pledge Agreement”), Resource Company agrees to advance or cause to be advanced such amounts up to the Loan Maximum in effect at that time to Wilshire on such date or dates as Wilshire may request after receipt of a Put Notice a Call Notice or a notice pursuant to section 2.4 of the Put/Call Agreement, as the case may be, as defined in and pursuant to the Put/Call Agreement; provided that each request for an advance (an “Advance”) shall be made by Wilshire in writing and delivered to Resource Company five (5) business days prior to the date of such Advance. Wilshire acknowledges and agrees that the Advance to be made by Resource Company hereunder may be made and satisfied exclusively by endorsing and transferring the Promissory Note or by assigning the Note Proceeds (as such term is defined in the Funding Pledge Agreement) notwithstanding any security interest in the Note Proceeds and that Resource Company shall have no other liability or obligations in respect of the making or other satisfaction of the Advance hereunder and such endorsement or assignment shall constitute an Advance hereunder. Such payment shall be made without recourse to Resource Company and shall be valid notwithstanding the insolvency or bankruptcy of Alberta Trust or any other circumstance which results in the obligations of Alberta Trust being invalid or unenforceable.

2.4	Use of Proceeds.

Wilshire covenants and agrees that it shall only use the proceeds of the Advance exclusively to satisfy its obligations to Alberta Trust under the Put/Call Agreement.

2.5	Security.

Resource Company hereby agrees to enter into the Funding Pledge Agreement in order to provide security for its obligations to make the Advance hereunder. The parties further agree to execute and deliver such documentation as may be required by Wilshire and Alberta Trust to enable Wilshire and Alberta Trust to perfect the security interest in such instrument or instruments.

2.6	Promissory Note.

As evidence of the Indebtedness, Wilshire shall deliver to Resource Company a promissory note (the “Promissory Note”) in the form set out in Schedule “A” hereto. The Promissory Note shall be non-negotiable.

2.7	Interest.

The Advance shall bear interest from the date of the Advance at a rate per annum equal to six percent (6%) calculated daily and payable in arrears annually on February 15 of each year by cheque or other form of negotiable instrument acceptable to Resource Company until such Advance is paid in full.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of Wilshire.

Wilshire hereby represents and warrants to Resource Company as follows and acknowledges that Resource Company is relying on such representations and warranties without independent inquiry in entering into this Agreement and that such representations and warranties shall be continuing representations and warranties until repayment in full of the Indebtedness and shall be deemed to be made as of the date of each request for an Advance hereunder:

(a)
Formation. Wilshire is a corporation formed under the laws of the Province of Alberta and is duly qualified or licensed to do business in all jurisdictions in which such qualification or licences are required at the date hereof in view of the business carried on by it and the assets which its owns;

(b)
Corporate Power. Wilshire has full power and authority to borrow the Loan and to execute, deliver and perform all of its obligations under this Agreement and any other instrument or agreement required or referred to hereunder;

(c)
Corporate Proceedings. All acts and proceedings on the part of Wilshire necessary for the authorization, execution, delivery and performance of this Agreement and any other instrument or agreement of Wilshire required or referred to hereunder have been duly taken;

(d)
Due Execution and Enforceability. Each of this Agreement and any other instrument or agreement of Wilshire required or referred to hereunder has been duly authorized, executed and delivered by Wilshire and constitutes a legal, valid and binding obligation of Wilshire enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, arrangement and the laws generally affecting the enforceability of creditors’ rights (other than those pertaining to fraudulent assignments and preferences) and the availability, in the discretion of a court of competent jurisdiction, of equitable remedies;

(e)
No Contravention. There is no provision of Wilshire’s constating documents and no provision of any indenture or agreement, written or oral, to which Wilshire is a party or under which Wilshire is obligated, nor is there, to the best of the knowledge of Wilshire, any statute, rule or regulation, or any judgment, decree or order of any court or agency binding on Wilshire which would be contravened by the execution and delivery of this Agreement or any other instrument, agreement or document required or referred to hereunder, or by the performance of any provision, condition, covenant or other term hereof or thereof; and

(f)
No Litigation. There is no matter, litigation, tax claim, proceeding or dispute pending or, to the knowledge of Wilshire, threatened against or affecting Wilshire or its property, the adverse determination of which might materially and adversely affect Wilshire’s financial condition or operations or impair Wilshire’s ability to perform its obligations hereunder.

(g)
Conduct of Business in Ordinary Course. Wilshire carries on the business of providing consulting and management services to Red Miles Resources Fund Limited Partnership (“RMRF”) and certain other limited partnerships in which RMRF is or will become a limited partner (the “Business”). The Business is the only business operation carried on by Wilshire.

3.2	Survival.

The representations and warranties made by Wilshire in this Agreement shall survive the completion of the transactions contemplated by this Agreement and shall continue in full force and effect thereafter until such time as the Indebtedness has been repaid in full.

3.3	Representations and Warranties of Resource Company.

Resource Company represents and warrants to Wilshire as follows, and acknowledges that Wilshire is relying thereon without independent inquiry in entering into this Agreement:

(a) Formation and Issuance. Resource Company is a corporation incorporated pursuant to the laws of the Province of British Columbia and has the right to enter into and perform its obligations hereunder;

(b)
Corporate Power. Lender has the full corporate right, power and authority to enter into and perform its obligations under this Agreement and any other instrument or agreement required or referred to hereunder;

(c)
No Litigation. There is no matter, litigation, tax claim, proceeding or dispute pending or, to the knowledge of Resource Company, threatened against or affecting Resource Company or its property, the adverse determination of which might materially and adversely affect Resource Company’s financial condition or operations or impair Resource Company’s ability to perform its obligations hereunder; and

(d)
Due Execution and Enforceability. This Agreement has been duly executed and delivered by Resource Company and constitutes a legal, valid and binding obligation of Resource Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, arrangement and the laws generally affecting the enforceability of creditors’ rights (other than those pertaining to fraudulent assignments and preferences) and the availability, in the discretion of a court of competent jurisdiction, of equitable remedies.

3.4	Survival of Representations and Warranties.

The representations and warranties made by Resource Company in this Agreement shall remain in full force and effect so long as and shall be deemed to be repeated by Resource Company on each day Resource Company shall have any obligation to Wilshire hereunder.

ARTICLE 4
COVENANTS OF WILSHIRE

4.1	Positive Covenants.

From and after the time that any amounts are owing by Wilshire hereunder, Wilshire covenants and agrees that:

(a)
Keep Proper Books. It shall keep accurate and complete books of account and records in which full and current entries shall be made of all financial transactions, assets and business of Wilshire and permit representatives of Resource Company access thereto at all reasonable times to inspect such books and records and to make extracts therefrom or copies thereof;

	(b)	Use of Proceeds. It shall use the proceeds of any Advance exclusively for the purposes of satisfying its obligations to Alberta Trust under the Put/Call Agreement;

	(c)	Maintain Corporate Existence. It shall preserve and maintain its corporate existence, rights, privileges, and other authority necessary for the conduct of its business;

(d)
Comply with Laws. It shall comply in all material respects with all laws, regulations and orders applicable to Wilshire and its properties and assets and duly observe all material requirements of governmental authorities and all statutes and regulations, relating to its business and affairs;

(e)
Pay all Taxes. It shall pay or cause to be paid all rents, taxes, rates, levies or assessments, fees or dues lawfully levied, assessed or imposed upon its property and assets or any part thereof as and when the same shall become due and payable prior to any penalties accruing thereon unless and to the extent only that: (i) the same shall be contested in good faith and by appropriate proceedings in such a manner as not to cause any materially adverse effect upon its financial condition; or (ii) adequate reserves shall have been set aside on its books;

(f)
Perform all Obligations. It shall observe and perform all of its respective obligations in all matters and things necessary or expedient to be done, in order to preserve, protect and maintain all the rights of Resource Company;

	(g)	Notify Resource Company. It shall notify Resource Company promptly in writing of:

		(i)	any proceeding or litigation against Wilshire which could have a material and adverse effect on Wilshire;

		(ii)	any material adverse change in the financial position or operations of Wilshire;

		(iii)	a breach of, or non-compliance with, any term, condition or covenant contained in this Agreement or any other document required or referred to hereunder;

(iv)
the happening of an Event of Default (as hereinafter defined) or a potential Event of Default and, upon demand, deliver a certificate, in form and substance satisfactory to Resource Company, certifying that no Event of Default has occurred or, if an Event of Default has occurred, specifying all details and their nature and status; and

		(v)	any material change in the direct or indirect ownership or control of Wilshire.

(h)
Financing Statements. From time to time at Resource Company’s request and in a form and substance satisfactory to Resource Company, Wilshire shall execute and promptly deliver to Resource Company for filing, financing statements, assignments of financing statements and any other documents or instruments that Resource Company may reasonably request, including, without limitation, subordination and postponement agreements in connection with perfecting, preserving or enforcing Resource Company’s security interest hereunder and with respect to any jurisdictions which Resource Company may designate. Furthermore, Wilshire agrees that, if it does not promptly comply with Resource Company’s requests hereunder, Resource Company is irrevocably authorized to prepare, execute and file such documents and instructions on its behalf as its attorney-in-fact, coupled with an interest;

(i)
Cure Defects. It shall promptly cure, or cause to be cured, any defects in the execution and delivery of this Agreement or any of the other agreements, instruments or documents contemplated hereby or executed pursuant hereto and execute and deliver, or cause to be executed and delivered, all such agreements, instruments and other documents as Resource Company, acting reasonably, may consider necessary or desirable for the foregoing purposes and make all necessary filings and recordings for the foregoing purposes; and

(j)
Pay All Amounts. It shall duly and punctually pay or cause to be paid to Resource Company all amounts payable by it hereunder at the dates and places, in the currencies and in the manner set forth herein.

4.2	Negative Covenants.

From and after the time that any amounts are owing hereunder, Wilshire shall not do any of the following, without the prior written consent of Resource Company:

	(a)	Issue Interests. Issue any interest in Wilshire or its capital or any rights, warrants or options to acquire any interest in Wilshire or its capital;

(b)
Create Security Interest. Make any assignment, create, assume or suffer to exist any security interest, mortgage, pledge, encumbrance, assignment, lien or charge of any kind upon its property other than any Permitted Encumbrances (as such term is defined in Section 4.3 below);

	(c)	Sell Assets. Sell, lease, abandon, exchange or otherwise dispose of, directly or indirectly, any material assets or undertakings of Wilshire;

(d)
Consolidate, Merge, etc. Take any step, act or proceeding, including, but not limited to, any sale or disposition of any property or assets of Wilshire, for the purposes of or leading to the consolidation, amalgamation, merger, liquidation, dissolution or winding-up of Wilshire, if the result of such activity will have an adverse or detrimental effect on Resource Company; or

(e)
File Articles of Amendment. Amend or revoke the articles or by-laws of Wilshire in whole or in part or enact any additional by-law if the result of such activity will have an adverse or detrimental effect on Resource Company .

	(f)	Conduct Business in the Ordinary Course. Conduct any business other than the Business.

4.3	Acknowledgement of Lender.

Resource Company hereby acknowledges that Wilshire may be entering into similar financing arrangements with other entities for the same purposes as the present facility, and Resource Company hereby consents to such borrowings and to the creation of any encumbrances in connection with such facilities (the “Permitted Encumbrances”) including, without limitation, the grant of the security interest to Alberta Trust under Section 5 of the Funding Pledge Agreement and acknowledges that Wilshire has granted a general security interest in favour of RMRF to secure its obligations under the management services agreement, dated as of June 15, 2004 between RMRF and Wilshire, which shall be a Permitted Encumbrance for the purposes of this Agreement.

ARTICLE 5
INDEMNITY

5.1	Indemnity.

Wilshire hereby indemnifies and saves Resource Company, its directors, officers, employees and agents harmless from and against any claims, demands, actions, causes of actions, damages, losses, and liabilities which may be made or brought against or suffered or incurred as a result of, in respect of or arising out of any incorrectness in or breach of any representation or warranty on the part of Wilshire set out herein, such indemnity to survive the termination hereof.

ARTICLE 6
CONDITIONS OF LENDING

6.1	Condition Precedent to Advance.

The obligation of Resource Company to make the Advance is subject to the satisfaction of the following terms and conditions precedent which are included herein for the sole benefit of Resource Company and which may be waived, at any time, in whole or in part, only by Resource Company:

(a)
the representations and warranties contained in this Agreement shall be true and correct in all material respects as of such date with the same effect as though such representations and warranties had been made on and as of such date;

	(b)	no potential Event of Default or Event of Default will have occurred or be continuing, and Wilshire shall have been duly performing its obligations hereunder;

	(c)	Resource Company shall have received on or prior to the initial Advance:

		(i)	certified copies of the charter documents and by-laws of Wilshire and of the resolutions of the board of directors of Wilshire approving this Agreement;

		(ii)	a certificate of good standing with respect to Wilshire issued by the appropriate government officials of the jurisdiction of its incorporation;

(iii)
a certificate from an authorized officer of Wilshire in a form satisfactory to Resource Company and its counsel providing that, as of the date of such certificate, this Agreement is in full force and effect, unamended, have been complied with to date and there exists no defaults hereunder;

		(iv)	an executed copy of the Promissory Note in the form of Schedule “A”;

	(d)	all legal matters relating to this Agreement and the transactions contemplated herein shall be satisfactory to counsel to Resource Company.

(e)
Red Mile Resources No. 2 Limited Partnership (“RLP”) has fully satisfied its obligations under Subsection 2.2 of the royalty agreement between RLP and the Resource Company dated September 29, 2004 effective as of June 15, 2004.

     ARTICLE 7
EVENTS OF DEFAULT

7.1	Events of Default.

If any one or more of the following events (an “Event of Default”) occurs after Resource Company has made an Advance, then Resource Company may declare the Indebtedness and all accrued and unpaid interest and fees, if any, together with all other sums due and payable by Wilshire hereunder, to be immediately due and payable, without any   declaration or other act on the part of Resource Company.

(a)
if Wilshire makes default in the observance or performance of any material written covenant or undertaking given by Wilshire to Resource Company contained herein or if any material representation or warranty made by Wilshire to Resource Company is untrue or incorrect in a material respect and such default remains unremedied for 20 business days after Wilshire has received notice of such default;

(b)	if Wilshire makes an assignment and or bulk sale of its assets;

(c)	if Wilshire admits its inability to pay its debts generally as they become due or otherwise acknowledges its insolvency;

(d)	if Wilshire institutes any proceeding or takes any corporate action or executes any agreement to authorize its participation in or commencement of any proceeding:

(i) seeking to adjudicate it a bankrupt or insolvent; or

(ii)
seeking liquidation, dissolution, winding up, reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including, without limitation, any application under the Companies’ Creditors Arrangement Act (Canada) or any reorganization, arrangement or compromise of debt under the laws of its jurisdiction of incorporation);

(e)	if any proceeding is commenced against or affecting Wilshire:

(i) seeking to adjudicate it a bankrupt or insolvent;

(ii)
seeking liquidation, dissolution, winding up, reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including, without limitation, any reorganization, arrangement or compromise of debt under the laws of its jurisdiction of incorporation); or

(iii) seeking appointment of a receiver, trustee, agent, custodian or other similar official for it or for any substantial part of its properties and assets;

unless such proceeding is being contested actively and diligently in good faith by appropriate and timely proceedings and is dismissed, vacated or within 30 days of institution;

(f)	if any execution, distress or other enforcement process, whether by court order or otherwise, becomes enforceable against any substantial part of the property of Wilshire; or

(g)
if Wilshire ceases or threatens to cease to carry on business in the ordinary course, except where such cessation occurs in connection with an amalgamation, transfer of assets or other reorganization which is effected in accordance with the provisions hereof.

     ARTICLE 8
MISCELLANEOUS

8.1	Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally effective as delivery of a manually executed counterpart thereof. Any party delivering an executed counterpart by facsimile shall also deliver a manually executed counterpart of this Agreement, but failure to do so shall not affect the validity, enforceability, or binding effect hereof.

8.2	Further Assurances.

Each of the parties agrees to promptly do, make, execute, deliver or cause to be done, made, executed or delivered all such further acts, documents and things as the other party may reasonably require for the purpose of giving full force and effect to this Agreement.

8.3	Time of the Essence.

Time shall be of the essence of this Agreement.

8.4	No Partnership.

Nothing in this Agreement shall be deemed to constitute a partnership or joint venture among the parties hereto. No party shall have the right to incur any debts nor make any commitments for any other party.

8.5	Notices.

All notices given hereunder must be in writing and may be delivered by personal delivery or by pre-paid, registered or certified mail, telecopier or facsimile transmission to the following address or to such other address or addresses as the parties hereto advise the other parties in writing from time to time and shall be deemed received three days after mailing by registered or certified mail, and 24 hours after delivery by telecopier or facsimile transmission:

(a)	To Resource Company:

Gibraltar Mines Ltd.

1020 – 800 W. Pender St. Vancouver, British Columbia V6V 2V6

Attention: President Facsimile No.: (604) 681-2741

With a copy to:

Lang Michener LLP 1500 Royal Centre P.O. Box 11117 1055 West Georgia Street Vancouver, British Columbia V6E 4N7

Attention: Bernard J. Zinkhofer Fax: (604) 893-2395

	(b)	To Wilshire:

Wilshire Financial Services Inc.

Suite 920, 1040 West Georgia Street Vancouver, British Columbia V6E 4H1

Attention: Robert C. Strother Fax No.: (604) 669-9485

And:

Michael Simonetta Fax: (416) 920-1947

8.6

Assignment.

This Agreement shall be binding upon and enure to the benefit of the Resource Company and Wilshire and their respective successors and assigns. Neither party may assign or transfer its respective rights hereunder without the prior written consent of the other party.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

GIBRALTAR MINES LTD.

By:

WILSHIRE FINANCIAL SERVICES INC.

By:

By:

SCHEDULE A

PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, Wilshire Financial Services Inc., a corporation incorporated pursuant to the laws of the Province of Alberta (“Wilshire”), hereby acknowledges itself indebted to Gibraltar Mines Ltd., a corporation incorporated pursuant to the laws of the Province of Alberta (the “Resource Company”), and unconditionally promises to pay to or to the order of Resource Company, or as otherwise may be directed in writing by Resource Company, the unpaid principal balance of the advance made to the undersigned equal to $z(the “Advance”), together with any interest and any other payments due, pursuant to a funding agreement (the “Funding Agreement”) dated as of the date hereof, between Resource Company and the undersigned (the “Note”).

Wilshire promises to pay interest at a rate of 6% per annum on the outstanding principal amount of the Advance from the date hereof calculated daily and due and payable by cheque in arrears in instalments on or before February 15th of each year after the date of the Advance, until and including February 15, 2014, plus one final instalment due and payable by cheque on December 31, 2014.

This Note evidences indebtedness incurred under, and is subject to, the terms and conditions of the Funding Agreement and all amendments thereto. This Note is not negotiable, except in accordance with the Funding Agreement. This Note shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

The undersigned hereby waives demand, presentment, protest and notice of any kind and description and waives any defenses based on any and all indulgences and forebearances which may be granted by the holder.

The undersigned agrees to pay all recoverable out-of-pocket costs and expenses in connection with the enforcement of this Note (including reasonable fees and out-of-pocket expenses of counsel to Resource Company) and including, without limitation, all post-judgment, post-maturity and post-default costs incurred by Resource Company.

WILSHIRE FINANCIAL SERVICES INC.

By:

By: